Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We have issued our report dated September 16, 2004, accompanying the consolidated financial statements of Bioenvision Inc. and Subsidiaries included in the Annual Report on Form 10-KSB for the year ended June 30, 2004, which is incorporated by reference in this Registration Statement and Prospectus. We consent to the incorporation by reference in the Registration Statement and Prospectus of the aforementioned report and to the use of our name as it appears under the caption "Experts."





GRANT THORNTON LLP


New York, New York
October 8, 2004